UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 19, 2012

AngioDynamics, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50761	11-3146460
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14 Plaza Drive, Latham, New York		12110
(Address of Principal Executive Offices)		(Zip Code)

(518) 798-1215
(Registrant’s telephone number, including area code)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 19, 2012, D. Joseph Gersuk, age 62, announced he will retire from AngioDynamics, Inc. (the “Company”) effective January 31, 2013.  Pursuant to the terms of a Retirement and Separation Agreement, Mr. Gersuk will receive continuation of his current base salary and benefits from February 1, 2013 through September 30, 2013 in accordance with the Company’s customary payroll practices, payment of accrued and unused vacation pay, and a pro-rated portion of any bonus that the Company’s Compensation Committee determines is earned and payable to the Company’s executives for the fiscal year ended May 31, 2013.  In addition, all equity awards held by Mr. Gersuk will continue to vest and become exercisable in accordance with their terms through January 31, 2015.

The foregoing description of the Retirement and Separation Agreement is qualified in its entirety by the text of such agreement, a copy of which is attached hereto as Exhibit 10.1 and the terms of which are incorporated herein by this reference.

Also on November 19, 2012, the Company announced the hiring of Mark T. Frost, effective November 30, 2012.  Mr. Frost will succeed Mr. Gersuk as CFO no later than January 31, 2013.  Most recently, Mr. Frost, age 49, served as Chief Financial Officer and Senior Vice President of Administration of Albany Molecular Research Inc., a global drug services company, from December 2004 through September 2012.  Prior to Albany Molecular Research Inc., Mr. Frost served five years as vice president of finance at Smith & Nephew Endoscopy, a global medical device division of Smith & Nephew PLC, from September 1999 through November 2004.  Prior to that time, Mr. Frost was employed by General Electric for 14 years, where he last served as Chief Financial Officer of Groupe Sovac Auto Financial Services based in Paris, France.  Mr. Frost earned a Bachelor of Arts in International Relations/Economics from Colgate University in Hamilton, New York in 1985, and completed the global executive program at INSEAD in 2002.

Mr. Frost does not have any family relationships with any of the Company’s directors or executive officers and is not a party to any transactions listed in Item 404(a) of Regulation S-K.

The Company and Mr. Frost entered into an Employment Arrangement, effective as of November 30, 2012.  Mr. Frost will receive a base salary of $345,000 per year and be eligible for annual bonuses at a target level of 50% of his base salary.  In addition, under the Employment Arrangement, Mr. Frost will receive (i) an executive car allowance of $1,200 per month, and (ii) reimbursement of up to $1,500 for legal fees incurred by Mr. Frost in the review of the Employment Arrangement.  Mr. Frost will also be eligible to participate in the benefit and perquisite plans and programs generally available to senior executives of the Company, including health insurance, life and disability insurance, The Employee Stock Purchase Plan, 401(k) plan and flexible spending plan.

Mr. Frost’s employment may be terminated by either party at any time.  If Mr. Frost’s employment is terminated by the Company other than (1) in connection with a change in control of the Company (as defined in the Change in Control Agreement described below) or (2) as a result of Mr. Frost’s (a) willful and persistent failure to substantially perform his duties with the Company (other than any failure resulting from disability); (b) engaging in willful and persistent conduct that is injurious to the Company or its subsidiaries, monetarily or otherwise; or (c) conviction of (i) a felony or (ii) a misdemeanor involving fraud, dishonesty, or moral turpitude (and which, in the case of (a) and (b), is not rectified within a reasonable time after Mr. Frost’s receiving notice thereof) (clauses (a) through (c) hereof collectively referred to herein as “Cause”), the Company will pay Mr. Frost (1) if his employment is terminated prior to the first anniversary of his start date, his base salary for a 12 month severance period, or (2) if Mr. Frost’s employment is terminated after the first anniversary of his start date but prior to the second anniversary of his start date other than for cause and following the Company’s appointment of a new CEO, a severance benefit equal to his base salary for a 12 month severance period.  If Mr. Frost’s employment is terminated by the Company without Cause after the first anniversary of his start date (or after the second anniversary of his start date if the Company appoints a new CEO, Mr. Frost will be eligible to receive a severance payment in accordance with the Company’s then current severance policy.

In addition, effective November 30, 2012, the Company entered into a change in control agreement with Mr. Frost (the “Change in Control Agreement”).  The Change in Control Agreement has an initial term ending December 31, 2012, and each year will automatically renew for an additional one year term, provided however, that if a Change in Control occurs the term shall expire no earlier than 12 calendar months after the calendar month in which such Change in Control occurred.  “Change in Control” is generally defined as any of the following: (i) a person is or becomes a beneficial owner of more than 40% of the Company's voting securities (ii) the composition of a majority of the Company’s board changes (iii) the Company consummates a merger or consolidation or (iv) the shareholders approve a plan of liquidation or sale of substantially all of the Company's assets.  The Change in Control Agreement provides, among other things, that if a Change in Control occurs during the term of the Agreement, and Mr. Frost’s employment is terminated either by the Company or by Mr. Frost, other than (a) by the Company for Cause, (b) by reason of death or disability, or (c) by Mr. Frost without Good Reason, Mr. Frost will receive a severance payment equal to 1.5 times his annual base salary plus unpaid and prorated annual bonus amounts and earned but unused vacation time.

For purposes of the Change in Control Agreement, “Cause” is generally defined as Mr. Frost’s (i) willful and continued failure to substantially perform his duties with the Company as such duties were in effect prior to any change therein constituting Good Reason (other than due to disability or after the occurrence of an event constituting Good Reason); (ii) engaging in willful conduct which is demonstrably and materially injurious to the Company or its subsidiaries, monetarily or otherwise; (iii) insubordination, as defined from time to time by the Board; or (iv) conviction of (a) a felony or (b) a crime involving fraud, dishonesty or moral turpitude.  For purposes of the Change in Control Agreement, “Good Reason” is generally defined as the occurrence after any Change in

Control, of (i) the assignment to Mr. Frost of any duties inconsistent with or any substantial alteration of his position in the Company immediately prior to the Change in Control or a reduction in his title; (ii) a reduction by the Company in Mr. Frost’s annual base salary; (iii) a significant reduction in Mr. Frost’s compensation, benefits or reimbursements which is not replaced with substantially equivalent compensation, benefits or reimbursements; (iv) the Company’s failure to pay or provide any amount or benefit that the Company is obligated to pay or provide to Mr. Frost; (v) the Company’s failure to pay Mr. Frost a bonus, for each fiscal year following a Change in Control and during the term, at least equal to 80% of a specified bonus amount; (vi) the relocation of Mr. Frost’s principal place of employment which increases his commuting time or the Company's requiring Mr. Frost to travel on business other than to an extent substantially consistent with his business travel obligations prior to the Change in Control; (vii) a significant adverse change occurs, whether of a quantitative or qualitative nature, in the indemnification protection provided to Mr. Frost for acts and omissions arising out of his service on behalf of the Company or any other entity at the request of the Company; or (viii) the Company fails to obtain the assumption of this Agreement by the Company’s successor.

Payment made under the Change in Control Agreement is generally made in a lump sum within thirty days following termination subject to delay if required by Section 409A of the Internal Revenue Code.  In addition, the Change in Control Agreement provides that in the event that the severance and other benefits provided for in the Agreement or otherwise payable to the executive would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Service Code, the benefits under the agreement will be either delivered in full, or delivered to a lesser extent which would result in no portion of the benefits being subject to such excise tax, whichever is more beneficial to Mr. Frost.

The foregoing descriptions of the Change in Control Agreement is qualified in its entirety by the text of the agreement, a copy of which is attached hereto as Exhibit 10.2 and the terms of which are incorporated herein by this reference.

A copy of the press release pursuant to which the Company announced the hiring of Mr. Frost and the retirement of D. Joseph Gersuk is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No. 10.1	Description Retirement and Separation Agreement and General Release, dated November 19, 2012, between AngioDynamics, Inc. and D. Joseph Gersuk
10.2	Change in Control Agreement, effective November 30, 2012, between AngioDynamics, Inc. and Mark T. Frost
99.1	Press release dated November 19, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANGIODYNAMICS, INC.
(Registrant)

Date: November 21, 2012	By:	/s/ D. Joseph Gersuk
Name: D. Joseph Gersuk
Title: Executive Vice President and Chief Financial Officer